SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 24, 2006

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced fourth quarter and full year results as of December 31, 2005.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated January 24, 2006, announcing the fourth quarter and full year results as of December 31, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: January 24, 2006

Exhibit 99.1

 AMERISERV FINANCIAL RETURNS TO PROFITABILITY IN THE FOURTH QUARTER OF 2005

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) returned to profitability in the fourth quarter of 2005 by reporting net income of $220,000 or $0.01 per diluted share which compared favorably to the net loss of $10.9 million or ($0.64) per diluted share reported in the fourth quarter of 2004.  For the full year 2005, the Company reported a reduced net loss of $9.1 million or ($0.45) per share when compared to the net loss of $9.7 million or ($0.66) per share for the 2004 year.  The following table highlights the Company’s financial performance for both the quarters and years ended December 31, 2005 and 2004:

	Fourth Quarter 2005	Fourth Quarter 2004	Year Ended December 31, 2005	Year Ended December 31, 2004
Net income (loss)	$220,000	($10,941,000)	($9,141,000)	($9,719,000)
Diluted earnings per share	0.01	(0.64)	(0.45)	(0.66)

Allan R. Dennison, President and Chief Executive Officer, commented on the fourth quarter 2005 results, “All phases of our previously announced balance sheet restructuring were successfully completed by the end of 2005.  This included, within the fourth quarter, the redemption at par of $7.2 million of high coupon trust preferred securities for which the Company incurred a $210,000 charge to write-off related unamortized issuance costs.  AmeriServ began to realize the benefits of a traditional community bank balance sheet in the fourth quarter of 2005 as our net interest margin improved to 3.21%.  This represented an increase of 78 basis points over the third quarter 2005 performance and an increase of 86 basis points when compared to the 2004 fourth quarter net interest margin of 2.35%.  We will now be able to fully focus on community banking and our growing trust company in order to drive meaningful earnings improvement in 2006.

The Company did not record a provision for loan losses in the fourth quarter of 2005 compared to a provision of $1.1 million or 0.87% of total loans in the fourth quarter of 2004.  Net charge-offs were also lower in the fourth quarter of 2005 amounting to $292,000 or 0.21% of total loans compared to net charge-offs of $1.1 million or 0.84% of total loans in the prior year fourth quarter.  For the full year 2005, the Company recorded a negative loan loss provision of $175,000 compared to a provision of $1.8 million for 2004 or a net favorable change of $1.9 million.  The overall reduced provision in 2005 resulted from a sustained improvement in asset quality.  Net charge-offs in 2005 totaled $575,000 or only 0.11% of total loans compared to net charge-offs of $3.4 million or 0.68% of total loans in 2004.  Non-performing assets have remained in a range of $3.3 to $5.0 million for the past six quarters ending the 2005 year at $4.3 million or 0.78% of total loans.    As a result of these asset quality improvements and a reduced loan loss reserve, the allowance for loan losses provided 212% coverage of non-performing assets at December 31, 2005 compared to 254% coverage at December 31, 2004.  The allowance for loan losses as a percentage of total loans amounted to 1.66% at December 31, 2005.

The Company’s net interest income in the fourth quarter of 2005 increased by $679,000 from the prior year fourth quarter and for the full year 2005 increased by $646,000 when compared to the full year 2004.  This increase reflects the benefit of an improved net interest margin that has more than offset a sizable decline in the level of average earning assets.  The improved net interest margin has resulted from the balance sheet restructuring measures executed in both the fourth quarter of 2004 and the third quarter of 2005.  This balance sheet restructuring was facilitated by the successful private placement of $36.1 million of common stock over the past 15 months and included the prepayment of $225 million of high cost Federal Home Loan Bank (FHLB) borrowings and related interest rate hedges, and the retirement of $22.5 million of 8.45% coupon trust preferred securities.    Consequently, for the fourth quarter of 2005 the net interest margin increased by 86 basis points to 3.21% while the level of average earning assets declined by $184 million when compared to the fourth quarter of 2004.  For the full year 2005 the net interest margin increased by 48 basis points to 2.76% while the level of average earning assets declined by $153 million when compared to the full year 2004.  For both the fourth quarter and full year 2005, the decline in average assets was attributable to the sale of investment securities, the proceeds of which were used to repay the FHLB debt.  The Company’s net interest income, margin and average earning assets did benefit from increased loans in the earning asset mix as total loans outstanding averaged $525 million in 2005 a $28 million or 5.7% increase from 2004.  This loan growth was most evident in the commercial loan portfolio.  Deposits continued their recovery from the low point reached in the fourth quarter of 2004.  Total deposits averaged $700 million in 2005, a $37 million or 5.5% increase from 2004 due largely to increased deposits from the trust company’s operations.  This deposit growth also allowed the Company to further reduce FHLB borrowings as these borrowings amounted to only 7.3% of total assets at December 31, 2005 compared to 25.0% of total assets at December 31, 2004.

The Company’s non-interest income in the fourth quarter of 2005 increased by $580,000 from the prior year fourth quarter but for the full year 2005 declined by $3.8 million when compared to 2004.  The fourth quarter 2005 improvement was due to no losses realized on investment security sales in the fourth quarter of 2005 compared to $460,000 of losses realized on investment security sales in the fourth quarter of 2004.  Also, trust fees increased by $193,000 or 14.1% due to continued successful new business development efforts.  The largest factor responsible for the full year 2005 $3.8 million decline in non-interest income was $2.5 million of losses on investment security sales associated with the third quarter balance sheet restructuring.  The Company had realized investment security gains of $816,000 in 2004 thus causing a net unfavorable change of $3.3 million.  Other income declined by $915,000 for the full year 2005 as the Company benefited from $578,000 of additional gains on the sale of other real estate owned properties in 2004.  Lower mortgage production related revenues also contributed to the decrease in other income in 2005 and a $142,000 decline in gains on loan sales into the secondary market.  These items overshadowed a $766,000 or 14.3% increase in trust fees for the full year 2005 due to continued successful new business development efforts and the full benefit of new customer fee schedules that were implemented in the fourth quarter of 2004.

The Company’s non-interest expense in the fourth quarter of 2005 decreased by $13.7 million from the prior year fourth quarter and for the full year 2005 declined by $671,000 when compared to 2004.  The fourth quarter 2004 included $12.6 million of FHLB debt prepayment penalties related to the retirement of $125 million of FHLB convertible advances.  The Company incurred a similar charge of $12.3 million in the third quarter of 2005 related to the prepayment of all remaining $100 million of FHLB convertible advances and the termination of all interest rate hedges associated with this FHLB debt.  The fourth quarter of 2004 also included a $476,000 charge to write-off unamortized issuance costs related to the $15.3 million of trust preferred securities that were retired last year.  The Company’s fourth quarter 2005 expenses included a charge of $210,000 to write-off unamortized issuance costs related to the $7.2 million of trust preferred securities that were retired in the fourth quarter of 2005.  Aside from these balance sheet restructuring related costs, professional fees were up by $545,000 for the full year 2005 due to costs associated with implementing Sarbanes-Oxley Section 404.  The Company did benefit from reduced amortization of core deposit intangibles that decreased by $285,000 for the full year 2005 and a $153,000 reduction in occupancy and equipment expenses due to cost savings from closure of the Company’s Harrisburg branch office and lower property taxes.  Also, the loss from discontinued operations declined by $735,000 in the fourth quarter of 2005 and by $1.1 million for the full year 2005 as a result of the closure of the unprofitable mortgage servicing operation.  Overall, excluding all balance sheet restructuring related charges, the Company’s ongoing focus on reducing expenses resulted in lower non-interest expenses in 2005 despite the additional costs associated with implementing Sarbanes-Oxley Section 404.

The Company recognized an income tax benefit of approximately $5.9 million for both the full year 2005 and 2004 due to the pre-tax losses incurred in both years and the Company’s belief that it will generate sufficient earnings in future periods to utilize these net operating loss carryforwards.  In 2005 and 2004, the Company also lowered its income tax expense by approximately $475,000 and $700,000, respectively, due to a reduction in reserves for prior year tax contingencies as a result of the successful conclusion of an IRS examination on several open tax years.

At December 31, 2005, ASRV had total assets of $880 million and shareholders’ equity of $85 million or $3.82 per share.  The Company’s asset leverage ratio improved to 10.24% at December 31, 2005 compared to 9.20% at December 31, 2004.  AmeriServ Financial, Inc., is the parent of AmeriServ Financial Bank and AmeriServ Trust & Financial Services in Johnstown, AmeriServ Associates of State College, and AmeriServ Life Insurance Company.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq NMS: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

January 24, 2006

(In thousands, except per share and ratio data)

(All quarterly and 2005 data unaudited)

2005

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$833	$370	($10,564)	$220	($9,141)

PERFORMANCE PERCENTAGES (annualized):
Return on average equity	3.95%	1.75%	(49.42)%	1.03%	(10.77)%
Net interest margin	2.75	2.63	2.43	3.21	2.76
Net charge-offs as a percentage of average loans	0.05	0.06	0.11	0.21	0.11
Loan loss provision as a percentage of average loans	-	(0.21)	0.08	-	(0.03)
Efficiency ratio	94.42	96.81	362.60	96.65	143.54

PER COMMON SHARE:
Net income (loss):
Basic	$0.04	$0.02	($0.53)	$0.01	($0.45)
Average number of common shares outstanding	19,720,827	19,726,345	19,785,455	22,109,065	20,340,459
Diluted	0.04	0.02	(0.53)	0.01	(0.45)
Average number of common shares outstanding	19,760,049	19,764,647	19,785,455	22,123,011	20,340,459

2004

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$226	$254	$742	($10,941)	($9,719)

PERFORMANCE PERCENTAGES (annualized):
Return on average equity	1.21%	1.41%	4.21%	(54.13)%	(13.04)%
Net interest margin	2.39	2.25	2.15	2.35	2.28
Net charge-offs as a percentage of average loans	0.48	0.48	0.92	0.84	0.68
Loan loss provision as a percentage of average loans	0.31	0.21	-	0.87	0.35
Efficiency ratio	93.83	94.80	96.89	295.04	138.03

PER COMMON SHARE:
Net income (loss):
Basic	$0.02	$0.02	$0.05	($0.64)	($0.66)
Average number of common shares outstanding	13,962,010	13,969,211	13,975,838	17,208,353	14,783,297
Diluted	0.02	0.02	0.05	(0.64)	(0.66)
Average number of common shares outstanding	14,025,836	14,023,577	14,009,952	17,208,353	14,783,297

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2005 data unaudited)

2005

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$996,450	$996,786	$901,194	$880,176
Investment securities	381,124	385,398	253,082	231,924
Loans	527,344	522,437	544,900	550,602
Allowance for loan losses	9,856	9,480	9,435	9,143
Goodwill and core deposit intangibles	12,896	12,680	12,464	12,247
Mortgage servicing rights	-	-	-	-
Deposits	725,369	691,740	698,297	712,655
Stockholders’ equity	83,720	86,267	85,022	84,474
Trust assets – fair market value (B)	1,465,028	1,487,496	1,600,968	1,606,978
Non-performing assets	3,819	3,334	3,323	4,316
Asset leverage ratio	9.77%	9.92%	9.90%	10.24%
PER COMMON SHARE:
Book value (A)	$4.24	$4.37	$3.85	$3.82
Market value	5.61	5.35	4.35	4.38
Market price to book value	132.35%	122.36%	113.07%	114.65%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	394	383	384	378
Branch locations	22	22	22	22
Common shares outstanding	19,722,884	19,729,678	22,105,786	22,112,273

2004

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$1,099,564	$1,178,406	$1,088,849	$1,009,976
Investment securities	504,980	581,553	488,617	401,019
Loans	503,404	500,522	506,551	521,416
Allowance for loan losses	11,379	10,932	9,827	9,893
Goodwill and core deposit intangibles	13,905	13,547	13,329	13,112
Mortgage servicing rights	1,493	1,642	1,395	-
Deposits	656,348	670,941	659,176	644,391
Stockholders’ equity	77,721	67,213	73,471	85,219
Trust assets – fair market value (B)	1,256,064	1,246,458	1,228,126	1,309,362
Non-performing assets	13,482	10,155	5,047	3,894
Asset leverage ratio	7.75%	7.71%	7.85%	9.20%
PER COMMON SHARE:
Book value	$5.57	$4.81	$5.26	$4.32
Market value	6.10	5.55	5.00	5.17
Market price to book value	109.52%	115.50%	95.13%	119.62%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	415	412	409	406
Branch locations	23	23	23	23
Common shares outstanding	13,965,737	13,972,424	13,978,726	19,717,841

    NOTES:

        (A) Other comprehensive income had a negative impact of $0.18 on book value per share at December 31, 2005.

        (B)  Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2005 data unaudited)

2005

					YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	4QTR	TO DATE
Interest and fees on loans	$7,954	$8,105	$8,200	$8,688	$32,947
Total investment portfolio	3,737	3,607	3,273	2,301	12,918
Total Interest Income	11,691	11,712	11,473	10,989	45,865

INTEREST EXPENSE
Deposits	2,845	3,188	3,290	3,662	12,985
All other funding sources	2,551	2,533	2,725	959	8,768
Total Interest Expense	5,396	5,721	6,015	4,621	21,753

NET INTEREST INCOME	6,295	5,991	5,458	6,368	24,112
Provision for loan losses	-	(275)	100	-	(175)
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,295	6,266	5,358	6,368	24,287

NON-INTEREST INCOME
Trust fees	1,472	1,506	1,586	1,565	6,129
Net realized gains (losses)on investment securities available for sale	78	-	(2,577)	-	(2,499)
Net realized gains on loans held for sale	72	83	27	27	209
Service charges on deposit accounts	584	704	723	689	2,700
Bank owned life insurance	250	254	256	257	1,017
Other income	692	633	643	685	2,653
Total Non-interest Income	3,148	3,180	658	3,223	10,209

NON-INTEREST EXPENSE
Salaries and employee benefits	4,751	4,680	4,804	4,827	19,062
Net occupancy expense	668	592	649	683	2,552
Equipment expense	639	622	620	628	2,509
Professional fees	823	938	1,483	998	4,242
FDIC deposit insurance expense	71	69	76	73	289
Amortization of core deposit intangibles	216	216	216	217	865
Prepayment penalties	-	-	12,287	-	12,287
Other expenses	1,775	1,789	2,143	1,867	7,614
Total Non-interest Expense	8,943	8,906	22,278	9,293	49,420

INCOME (LOSS) BEFORE INCOME TAXES	500	540	(16,262)	298	(14,924)
Provision (benefit) for income taxes	(398)	96	(5,689)	89	(5,902)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$898	$444	($10,573)	$209	($9,022)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(65)	(74)	9	11	(119)
NET INCOME (LOSS)	$833	$370	($10,564)	$220	($9,141)

2004

					YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	4QTR	TO DATE
Interest and fees on loans	$7,691	$7,679	$7,346	$7,581	$30,297
Total investment portfolio	5,228	4,943	5,352	4,284	19,807
Total Interest Income	12,919	12,622	12,698	11,865	50,104

INTEREST EXPENSE
Deposits	2,543	2,529	2,628	2,636	10,336
All other funding sources	4,164	4,180	4,418	3,540	16,302
Total Interest Expense	6,707	6,709	7,046	6,176	26,638

NET INTEREST INCOME	6,212	5,913	5,652	5,689	23,466
Provision for loan losses	384	259	-	1,115	1,758
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,828	5,654	5,652	4,574	21,708

NON-INTEREST INCOME
Trust fees	1,267	1,347	1,377	1,372	5,363
Net realized gains (losses) on investment securities available for sale	937	111	228	(460)	816
Net realized gains on loans held for sale	40	115	108	88	351
Service charges on deposit accounts	730	716	692	668	2,806
Bank owned life insurance	275	276	279	278	1,108
Other income	690	796	1,385	697	3,568
Total Non-interest Income	3,939	3,361	4,069	2,643	14,012

NON-INTEREST EXPENSE
Salaries and employee benefits	4,710	4,605	4,706	4,992	19,013
Net occupancy expense	712	653	620	651	2,636
Equipment expense	648	630	611	689	2,578
Professional fees	796	827	1,091	983	3,697
FDIC deposit insurance expense	72	71	72	72	287
Amortization of core deposit intangibles	358	358	218	216	1,150
Prepayment penalties	-	-	-	12,637	12,637
Other expenses	1,888	1,693	1,726	2,786	8,093
Total Non-interest Expense	9,184	8,837	9,044	23,026	50,091

INCOME (LOSS) BEFORE INCOME TAXES	583	178	677	(15,809)	(14,371)
Provision (benefit) for income taxes	126	(55)	(324)	(5,592)	(5,845)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$457	$233	$1,001	($10,217)	($8,526)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(231)	21	(259)	(724)	(1,193)
NET INCOME (LOSS)	$226	$254	$742	($10,941)	($9,719)

AMERISERV FINANCIAL, INC.

Nasdaq NMS: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2005 data unaudited)

    Note:  2004 data appears before 2005.

2004

2005

		TWELVE		TWELVE
	4QTR	MONTHS	4QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$505,933	$496,912	$540,325	$525,401
Deposits with banks	11,608	6,276	816	770
Federal funds sold	-	68	-	-
Total investment securities	453,232	527,958	246,096	351,955

Total interest earning assets	970,773	1,031,214	787,237	878,126

Non-interest earning assets:
Cash and due from banks	21,817	21,793	21,235	21,449
Premises and equipment	10,052	10,493	8,949	9,365
Assets of discontinued operations	2,320	2,891	821	1,135
Other assets	58,528	61,952	66,040	63,401
Allowance for loan losses	(9,444)	(10,674)	(9,311)	(9,613)

Total assets	$1,054,046	$1,117,669	$874,971	$963,863

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$54,769	$53,502	$55,244	$54,695
Savings	100,054	104,187	91,324	96,819
Money market	119,997	120,280	166,168	156,932
Other time	275,718	279,458	288,108	284,951
Total interest bearing deposits	550,538	557,427	600,844	593,397
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	123,393	128,017	55,316	78,152
Advanced from Federal Home Loan Bank	154,875	208,444	993	73,924
Guaranteed junior subordinated deferrable interest debentures	32,667	34,842	16,525	19,345
Total interest bearing liabilities	861,473	928,730	673,678	764,818

Non-interest bearing liabilities:
Demand deposits	105,538	106,249	110,876	107,018
Liabilities of discontinued operations	649	498	222	379
Other liabilities	5,983	7,635	5,974	6,780
Stockholders’ equity	80,403	74,557	84,221	84,868
Total liabilities and stockholders’ equity	$1,054,046	$1,117,669	$874,971	$963,863